Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

International Enterprises, Inc.:

We consent to the use of our report dated May 14, 2012, with respect to the balance sheets of International Enterprises, Inc. as of December 31, 2011 and 2010, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for the years then ended, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Houston, Texas

October 11, 2012